                     FIRST INCREMENTAL COMMITMENT AGREEMENT


                                                          As of December 2, 2002


Ameristar Casinos, Inc.
3773 Howard Hughes Parkway
Suite 490S
Las Vegas, Nevada 89109


re  Incremental Commitment

Gentlemen:

        Reference is hereby made to the Credit Agreement, dated as of December 20, 2000 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Ameristar Casinos, Inc. (the "Borrower"), the lenders from time to time party thereto (the "Lenders"), and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

        Each Lender (each an "Incremental Lender") party to this letter agreement (this "Agreement") hereby severally agrees to provide the Incremental Commitment(s) set forth opposite its name on Annex I attached hereto (for each such Incremental Lender, its "Incremental Commitment"). Each Incremental Commitment provided pursuant to this Agreement shall be subject to the terms and conditions set forth in the Credit Agreement, including Section 1.14 thereof.

        Each Incremental Lender, the Borrower and the Administrative Agent acknowledge and agree that the Incremental Commitment(s) provided pursuant to this Agreement shall constitute an Incremental Commitment(s) of the respective Tranche specified in Annex I attached hereto and, upon the incurrence of Loans pursuant to such Incremental Commitments, shall constitute Loans under such specified Tranche for all purposes of the Credit Agreement and the other Credit Documents. Each Incremental Lender and the Borrower further agree that, with respect to the Incremental Commitment provided by it pursuant to this Agreement, such Incremental Lender shall receive such upfront fees, if any, equal to that amount set forth opposite its name on Annex I hereto, which upfront fee shall be due and payable to such Incremental Lender upon the Agreement Effective Date (as referred to below) or as otherwise specified in said Annex I.

        Furthermore, each of the parties to this Agreement hereby agree to the terms and conditions set forth on Annex I hereto in respect of each Incremental Commitment provided pursuant to this Agreement.

        Each Incremental Lender party to this Agreement (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents, (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender, and (v) in the case of each lending institution organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States, certifying as to its entitlement to a complete exemption from United States withholding taxes with respect to all payments to be made under the Credit Agreement and the other Credit Documents.

        Upon the date of (i) the execution of a counterpart of this Agreement by such Incremental Lenders, the Administrative Agent, the Borrower, and each Guarantor, (ii) the delivery to the Administrative Agent of a fully executed copy (including by way of counterparts and by facsimile) hereof, (iii) the payment of any fees required in connection herewith and (iv) the satisfaction of any conditions precedent set forth in Section 8 of Annex I hereto (such date, the "Agreement Effective Date"), each Incremental Lender party hereto (i) shall be obligated to make the Incremental Loans provided to be made by it as provided in this Agreement and/or to increase its Revolving Loan Commitment, as provided in this Agreement, in each case, on the terms, and subject to the conditions, set forth in the Credit Agreement and (ii) to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents.

        The Borrower acknowledges and agrees that (i) it shall be liable for all Obligations with respect to the Incremental Commitment(s) provided hereby including, without limitation, any Loans made pursuant thereto and (ii) all such Obligations (including any such Loans) shall be entitled to the benefits of the Security Documents.

        Each Guarantor acknowledges and agrees that all Obligations with respect to the Incremental Commitment(s) provided hereby and any Loans made pursuant thereto shall (i) be fully guaranteed pursuant to the respective Guaranty in accordance with the terms and provisions thereof and (ii) be entitled to the benefits of the Security Documents.

        You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on December 2, 2002. If you do not so accept this Agreement by such time, our Incremental Commitment(s) set forth in this Agreement shall be deemed canceled.

        After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by facsimile transmission) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 13.12 of the Credit Agreement.

        In the event of any conflict between the terms of this Agreement and those of the Credit Agreement, the terms of the Credit Agreement shall control.

        THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                            Very truly yours,

                                            DEUTSCHE BANK TRUST COMPANY AMERICAS

                                            By:  /s/ Steven P. Lepham
                                               ---------------------------------
                                                 Name: Steven P. Lepham
                                                 Title: Director


Agreed and Accepted this 2nd day of December, 2002:

AMERISTAR CASINOS, INC.


By:  /s/ Gordon R. Kanofsky
   --------------------------------------
     Name: Gordon R. Kanofsky
     Title: Executive Vice President



DEUTSCHE BANK TRUST COMPANY
  AMERICAS (f/k/a Bankers Trust Company),
  as Administrative Agent


By:  /s/ Steven P. Lepham
   --------------------------------------
     Name: Steven P. Lepham
     Title: Director

Each Guarantor acknowledges and agrees to the foregoing provisions of this Incremental Commitment Agreement, specifically including the acknowledgments and agreements made by it pursuant to the eighth paragraph of the Incremental Commitment Agreement.

AMERISTAR CASINO VICKSBURG, INC.,
AMERISTAR CASINO COUNCIL BLUFFS, INC.,
CACTUS PETE'S, INC.,
A.C. FOOD SERVICES, INC.,
AMERISTAR CASINO ST. LOUIS, INC.,
AMERISTAR CASINO KANSAS CITY, INC.,
AMERISTAR ST. CHARLES, INC.,
AMERISTAR CASINO LAS VEGAS, INC.
     each as a Guarantor


By:  /s/ Gordon R. Kanofsky
   --------------------------------------
      Name: Gordon R. Kanofsky
      Title: Vice President

                                                          ANNEX I TO INCREMENTAL
                                                          COMMITMENT AGREEMENT
                                                          DATED December 2, 2002


                            TERMS AND CONDITIONS FOR
                        INCREMENTAL COMMITMENT AGREEMENT


1.      INCREMENTAL COMMITMENTS


                                                           Amount of
                                                            New Term
                                                              Loan      Amount of
                               Amount of A   Amount of B    Tranche     Revolving
                                Term Loan     Term Loan     (Tranche       Loan
 Name of Incremental Lender     Commitment    Commitment      __)       Commitment   Upfront Fee
----------------------------   -----------   ------------  ----------   ----------   -----------
Deutsche Bank Trust
Company Americas                             $100,000,000



Total                                        $100,000,000                                N/A
                               -----------   ------------  ----------   ----------   -----------


2. Designation of Tranche of Incremental Term Loan Commitments (and Incremental Term Loans to be funded thereunder): B Term Loan Tranche.

3. Incremental Term Loan Maturity Date: The B Term Maturity Date provided in the Credit Agreement.

4.      Dates for, and amounts of, Incremental Term Loan Scheduled Repayments:
        Calculated as provided in Section 4.02(c) of the Credit Agreement.

5.      Other Fees: The fee set forth in Section 1.14(b)(ii) of the Credit
        Agreement.

6. Interest Rates: The interest rate applicable to B Term Loans pursuant to the Credit Agreement.

7.      Specified Tranche: Not Applicable.

8. Other Conditions: Each Mortgage and each Ship Mortgage shall be amended in a manner reasonably satisfactory in form and substance to the Administrative Agent to secure the Obligations with respect to the Incremental Commitment provided hereby and any Loans made pursuant thereto and all Mortgage Policies shall be updated, the endorsement thereto being subject to the mortgagee's reasonable approval. It shall constitute a Default if the conditions contained in the immediately preceding sentence are not satisfied within ten (10) days of receipt by the Borrower of written notice of such failure of condition from the Administrative Agent, given more than sixty (60) days of the Agreement Effective Date and an Event of Default if such conditions are not satisfied in a manner reasonably satisfactory in form and substance to the

        Administrative Agent within thirty (30) days of receipt by the Borrower of written notice of such Default from the Administrative Agent. The Borrower agrees to pay all costs and expenses in connection with the negotiation and execution of the amendments to the Mortgages, Ship Mortgages, deeds of trust and any and all other agreements and documents relating to the Real Property or the Ship Property, including, without limitation, recordation and filing fees, taxes, reasonable attorneys' fees and expenses, and, to the extent incurred in connection with updating the Mortgage Policies, charges for title examination and title insurance premiums. In addition, the Borrower acknowledges that certain notice filings with respect to this Agreement need to be completed pursuant to the Gaming Regulations applicable to the Borrower and its Subsidiaries. The Borrower agrees to complete all such filings, and to cause its Subsidiaries to complete such filings, in a timely manner and to notify the Administrative Agent upon the completion thereof.



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